Exhibit-99.1

Wireless Telecom GroupINC.

25 Eastmans Road, Parsippany, NJ 07054

Tel. (973) 386-9696    Fax (973) 402-4042

WIRELESS TELECOM GROUP ANNOUNCES

FOURTH QUARTER AND YEAR-END 2017 FINANCIAL RESULTS

NEWS RELEASE

Highlights for the quarter ended December 31, 2017:

•	Net revenues of $12,036,000
	o	A year over year increase of $3,032,000, or 34%, over the same period 2016
	o	Includes $3,418,000 of Embedded Solutions revenue
•	Gross Margin of $5,471,000, or 45.5%
•	Net loss of $2,547,000 inclusive of a $2,740,000 tax provision, reflecting the impact of the new Tax Cuts and Jobs Act
•	Non-GAAP Adjusted EBITDA of $830,000
•	New Customer orders of $11,940,000

Highlights for the year ended December 31, 2017:

•	Net revenues of $46,078,000
	o	A year over year increase of $14,751,000, or 47%, over the same period 2016
	o	Includes $9,646,000 of Embedded Solutions revenue
•	Gross Margin of $19,261,000, or 41.8%
•	Net loss of $4,493,000 inclusive of a $1,247,000 tax provision, reflecting the impact of the new Tax Cuts and Jobs Act
•	Non-GAAP Adjusted EBITDA of $3,645,000
•	2017 Year-end customer order backlog of $9,888,000
	o	An increase of $5,874,000, or 146%, over the backlog of firm orders at December 31, 2016
	o	Includes $3,956,000 of Embedded Solutions backlog

March 12, 2018

Parsippany, New Jersey – Wireless Telecom Group, Inc. (NYSE American: WTT) (the “Company”) announced today results for the fourth quarter and twelve months ended December 31, 2017.

For the quarter ended December 31, 2017, the Company reported consolidated net revenues of $12,036,000, compared to $9,004,000 for the same period in 2016, an increase of 34%. For the twelve months ended December 31, 2017, the Company reported consolidated net revenues of $46,078,000 compared to $31,327,000 for the same period in 2016, an increase of 47%.

For the quarter ended December 31, 2017, net revenues in the Network Solutions segment were $5,492,000, compared to $5,002,000 for the same period in 2016, an increase of 9.8%. For the twelve months ended December 31, 2017, net revenues in the Network Solutions segment were $23,052,000 compared to $20,199,000 for the same period in 2016, an increase of 14.1%.

For the quarter ended December 31, 2017, net revenues in the Test & Measurement segment were $3,126,000, compared to $4,002,000 for the same period in 2016, a decrease of 21.9%. For the twelve months ended December 31, 2017, net revenues in the Test & Measurement segment were $13,380,000 compared to $11,128,000 for the same period in 2016, an increase of 20.2%.

For the quarter ended December 31, 2017, net revenues in the Embedded Solutions segment were $3,418,000, compared to zero in the same period in 2016. Net revenues in the Embedded Solutions segment for the period of ownership February 17, 2017 through December 31, 2017 were $9,646,000.

The Company also reported consolidated gross profit of $5,471,000, or 45.5%, for the quarter ended December 31, 2017, compared to $3,280,000, or 36.4%, for the same period in 2016. Consolidated gross profit was $19,261,000, or 41.8%, for the year ended December 31, 2017, compared to $13,162,000, or 42.0%, for the same period in 2016.

Gross profit in the Network Solutions segment was $9,063,000, or 39.3%, for the year ended December 31, 2017, compared to $8,443,000, or 41.8%, for the same period in 2016. Gross profit in the Test & Measurement segment was $5,855,000, or 43.8%, for the year ended December 31, 2017, compared to $4,719,000, or 42.4%, for the same period in 2016. Gross profit in the Embedded Solutions segment was $4,343,000, or 45.0%, for the period of ownership February 17, 2017 through December 31, 2017.

For the quarter ended December 31, 2017, the Company reported consolidated operating expenses of $5,210,000, compared to $4,822,000 for the same period in 2016, an increase of $388,000. For the twelve months ended December 31, 2017, the Company reported consolidated operating expenses of $22,206,000, compared to $15,710,000 for the same period in 2016, an increase of $6,496,000. Included in 2017 operating expenses are operating, acquisition and integration expenses related to our purchase of CommAgility, contingent consideration gains, restructuring charges related to the departure of executives, as well higher intangible amortization and purchase accounting charges.

The net loss for the quarter ended December 31, 2017 was $2,547,000, compared to a net loss of $1,159,000 for the same period in 2016. The net loss for the year-ended December 31, 2017 was $4,493,000 compared to a net loss of $1,832,000 for the year-ended December 31, 2016.

As a result of the Tax Cuts and Jobs Act enacted in December 2017, fundamental changes were made to the taxation of multinational corporations, including a reduction of the U.S. corporate income tax rate.  Included in the Company’s net loss is $1,247,000 of net tax expense for the year ended 2017 which includes $2,481,000 of deferred tax expense from revaluing the Company’s deferred tax assets to reflect the new U.S. corporate tax rate.

Non-GAAP Adjusted EBITDA for the quarter ended December 31, 2017 was $830,000, compared to a $278,000 non-GAAP Adjusted EBITDA loss for the same period in 2016. Non-GAAP Adjusted EBITDA for the year ended December 31, 2017 was $3,645,000, compared to $0 of non-GAAP Adjusted EBITDA for the same period in 2016.

The increase in non-GAAP Adjusted EBITDA from 2016 is primarily attributable to the $14,751,000 increase in revenues and $6,099,000 increase in gross profit.

The Company defines EBITDA as its net earnings before interest expense, provisions for taxes, depreciation expense and amortization expense. “Adjusted EBITDA” is EBITDA excluding our stock compensation expense, restructuring charges, insurance settlement gains, inventory impairment charge, M&A expenses, integration expenses and other non-recurring costs. A reconciliation of net income to non-GAAP Adjusted EBITDA is included as an attachment to this press release.

The Company’s consolidated backlog of firm orders to be shipped in the next twelve months was approximately $9,888,000 at December 31, 2017, an increase of $5,874,000, or 146% compared to the backlog at December 31, 2016. The consolidated backlog at December 31, 2017 includes $3,956,000 of Embedded Solutions backlog compared to zero at December 31, 2016.

Tim Whelan, CEO of Wireless Telecom Group, Inc., commented, “We are very pleased with our 2017 accomplishments which included a 47% consolidated revenue increase and a return to Adjusted EBITDA profitability of $3,645,000. In addition to the $9,646,000 of revenue growth from our successful acquisition and integration of CommAgility in the year, we were able to realize organic revenue growth of $5,105,000, or 16%, in our Network Solution and Test & Measurement segments in 2017. This is attributable to our investments and improvements in our product portfolio, our sales channels and our digital strategy to improve how we do business with our customers. Additionally, across the consolidated enterprise, our increased revenues and gross profits helped us generate $1,403,000 of cash flow from operations.”

Mr. Whelan continued, “We have made considerable progress on our plans to invest in and energize our existing segments and integrate the new business. The acquisition of CommAgility positions us to benefit from long-term investment opportunities driven by 5G and private LTE buildout and we continue to look at North America and our existing sales channels as opportunities to drive growth in this business. We are enthusiastic with the Company alignment towards long-term industry trends of investments in wireless technology and communications which includes carrier network densification, industrial private LTE network deployment, and anticipated defense spending increases.”

The Company expects the following financial results for the quarter ended March 31, 2018 which will include a full quarter of operations of the Embedded Solutions segment as compared to a partial period of ownership in the same period last year:

•	Revenue between $13.0 million - $13.5 million
•	Gross margins of approximately 46%
•	Non-GAAP operating expenses between $5.2 and $5.4 million (specifically, the Company’s expected GAAP operating expenses, less depreciation expense, amortization expense, stock compensation expense, M&A costs, and integration expenses, which cannot be itemized with particularity for reconciliation to the comparable GAAP measure at this time).

The purchase price for CommAgility, as reflected in the purchase agreement, provided for several incremental earn-out payments as well as reductions of equity for the purpose of providing an alignment of interest between the Company and its shareholders and the former owners of CommAgility. As a result of these provisions, there will be no earn-out payments in 2018 for 2017 performance and approximately 2,092,516 shares will be forfeited in the first quarter of 2018 in accordance with the equity claw back provisions of the CommAgility purchase agreement. For the full year 2017, the Embedded Solutions segment contributed gross profit of $4,343,000, or 45% of its revenue.

Contact: Mike Kandell

(973) 386-9696

Use of Non-GAAP Financial Measures

The Company reports its financial results in accordance with generally accepted accounting principles (“GAAP”). Management believes, however, that certain non-GAAP financial measures used in managing the Company’s business may provide users of this financial information with additional meaningful comparisons between current results and prior reported results. Certain of the information set forth herein and certain of the information presented by the Company from time to time may constitute non-GAAP financial measures within the meaning of Regulation G adopted by the Securities and Exchange Commission. We have presented herein a reconciliation of these measures to the most directly comparable GAAP financial measure. The non-GAAP measures presented herein may not be comparable to similarly titled measures presented by other companies. The foregoing measures do not serve as a substitute and should not be construed as a substitute for GAAP performance, but provide supplemental information concerning our performance that our investors and we find useful.

The Company views Adjusted EBITDA as an important indicator of performance, consistent with the manner in which management measures and forecasts the Company’s performance. We believe Adjusted EBITDA is an important performance metric because it facilitates the analysis of our results, exclusive of certain non-cash items, including items which do not directly correlate to our business operations.

The Company believes that Adjusted EBITDA metrics provide qualitative insight into our current performance; we use these measures to evaluate our results, the performance of our management team and our management’s entitlement to incentive compensation; and we believe that making this information available to investors enables them to view our performance the way that we view our performance and thereby gain a meaningful understanding of our core operating results, in general, and from period to period

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. In some cases, such forward-looking statements may be identified by terms such as believe, expect, seek, may, will, intend, project, anticipate, plan, estimate, guidance or similar words. Forward-looking statements include, among others, statements regarding revenue, gross margins and non-GAAP operating expenses in the quarter ending March 31, 2018. Investors are cautioned that such forward-looking statements are not guarantees of future performance and involve a number of risks and uncertainties that could materially affect actual results, including, among others, the Company’s ability to continue the successful integration of the acquired business, product demand and development of competitive technologies in the Company’s market sector, the retention of key customers, fluctuations between the dollar and British pound, compliance with changing laws and regulations, as well as other risks and uncertainties set forth in the Company’s Annual Report on Form 10-K for the year ended December 31, 2017. These forward-looking statements speak only as of the date of this release and the Company does not undertake any obligation to update or revise any forward-looking information to reflect changes in assumptions, the occurrence of unanticipated events, or otherwise, as except as required by law.

About Wireless Telecom Group, Inc.

Wireless Telecom Group, Inc., comprised of Boonton Electronics, CommAgility, Microlab and Noisecom, is a global designer and manufacturer of advanced RF and microwave components, modules, systems and instruments.  Serving the wireless, telecommunication, satellite, military, aerospace, semiconductor and medical industries, Wireless Telecom Group products enable innovation across a wide range of traditional and emerging wireless technologies. With a unique set of high-performance products including peak power meters, signal analyzers, signal processing modules, LTE PHY and stack software, power splitters and combiners, GPS repeaters, public safety monitors, noise sources, and programmable noise generators, Wireless Telecom Group supports the development, testing, and deployment of wireless technologies around the globe. Wireless Telecom Group is headquartered in Parsippany, New Jersey, in the New York City metropolitan area, and maintains a global network of Sales and Service offices for excellent product service and support. Wireless Telecom Group’s website address is http://www.wtcom.com.

Wireless Telecom GroupINC.

CONSOLIDATED STATEMENT OF OPERATIONS AND COMPREHENSIVE LOSS

(In thousands, except share and per share amounts)

	Three Months Ended		Twelve Months Ended
	December 31		December 31
	Unaudited
	2017	2016	2017	2016
NET REVENUES	$12,036	$9,004	$46,078	$31,327

COST OF REVENUES	6,565	5,724	26,817	18,165

GROSS PROFIT	5,471	3,280	19,261	13,162

Operating Expenses
Research and development	1,127	1,003	4,395	4,046
Sales and marketing	1,799	1,493	6,960	5,196
General and administrative	2,537	2,326	11,104	6,468
Gain on change in fair value of contingent consideration	(253)	-	(253)	-
Total Operating Expenses	5,210	4,822	22,206	15,710

Operating income/(loss)	261	(1,542)	(2,945)	(2,548)

Other income/(expense)	(1)	443	(5)	364
Interest Expense	(67)	-	(296)	-

Income/(loss) before taxes	193	(1,099)	(3,246)	(2,184)

Tax Provision/(Benefit)	2,740	60	1,247	(352)

Net Loss	$(2,547)	$(1,159)	$(4,493)	$(1,832)

Other Comprehensive Income/(Loss)
Foreign currency translation adjustments	(120)	-	1,004	-
Comprehensive Loss	$(2,667)	$(1,159)	$(3,489)	$(1,832)

Net Loss per common share
Basic	$(0.12)	$(0.06)	$(0.22)	$(0.10)
Diluted	$(0.12)	$(0.06)	$(0.22)	$(0.10)

Weighted average shares outstanding
Basic	20,515,599	18,506,540	19,983,747	18,464,022
Diluted	20,515,599	18,506,540	19,983,747	18,464,022

CONSOLIDATED BALANCE SHEET

(In thousands, except share amounts)

	December 31	December 31
	2017	2016
CURRENT ASSETS
Cash & cash equivalents	$2,458	$9,351
Accounts receivable - net of reserves of $44 and $11, respectively	9,041	5,184
Inventories - net of reserves of $1,856 and $1,549, respectively	6,526	8,453
Prepaid expenses and other current assets	4,733	865

TOTAL CURRENT ASSETS	22,758	23,853

PROPERTY PLANT AND EQUIPMENT - NET	2,730	2,167

OTHER ASSETS
Goodwill	10,260	1,351
Acquired intangible assets, net	4,511	-
Deferred income taxes	5,939	7,404
Other	723	660

TOTAL OTHER ASSETS	21,433	9,415

TOTAL ASSETS	$46,921	$35,435

CURRENT LIABILITIES
Short term debt	$1,335	$-
Accounts payable	4,109	2,987
Accrued expenses and other current liabilities	2,894	673
Deferred revenue	629	-

TOTAL CURRENT LIABILITIES	8,967	3,660

LONG TERM LIABILITIES
Long term debt	494	-
Other long term liabilities	1,590	69
Deferred tax liability	767	-
TOTAL LONG TERM LIABILITIES	2,851	69

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS' EQUITY
Preferred stock, $.01 par value, 2,000,000 shares authorized, none issued	-	-
Common stock, $.01 par value, 75,000,000 shares authorized, 33,868,252 and 29,786,224 shares issued, 22,772,167 and 18,751,346 shares outstanding	339	298
Additional paid in capital	47,494	40,562
Retained earnings	7,176	11,669
Treasury stock at cost, - 11,096,085 and 11,034,878 shares, respectively	(20,910)	(20,823)
Accumulated other comprehensive income	1,004	-

TOTAL SHAREHOLDERS' EQUITY	35,103	31,706

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$46,921	$35,435

CONSOLIDATED STATEMENT OF CASH FLOWS

(In thousands)

	For the Twelve Months
	Ended December 31
	2017	2016
CASH FLOWS PROVIDED BY OPERATING ACTIVITIES
Net loss	$(4,493)	$(1,832)
Adjustments to reconcile net loss to net cash provided by operating activities
Depreciation and amortization	1,747	503
Amortization of debt issuance fees	68	-
Share-based compensation expense	536	699
Deferred rent	23	36
Deferred income taxes	1,395	(390)
Provision for (recovery of) doubtful accounts	33	(95)
Inventory reserves	1,357	439
Changes in assets and liabilities, net of acquisition:
Accounts receivable	(1,456)	362
Inventories	1,713	(823)
Prepaid expenses and other assets	(119)	(173)
Accounts payable	(210)	1,873
Accrued expenses and other current liabilities	809	25
Net cash provided by operating activities	1,403	624
CASH FLOWS (USED) BY INVESTING ACTIVITIES
Capital expenditures	(927)	(819)
Proceeds from asset disposal	7	-
Acquisition of business net of cash acquired	(9,434)	-
Net cash (used by) investing activities	(10,354)	(819)

CASH FLOWS PROVIDED/(USED) BY FINANCING ACTIVITIES
Revolver borrowings	58,420	-
Revolver repayments	(57,237)	-
Term loan borrowings	760	-
Term loan repayments	(114)	-
Debt issuance fees	(215)	-
Proceeds from exercise of stock options	437	-
Repayments of equipment lease payable	-	(115)
Repurchase of common stock - 42,995 shares	-	(65)
Shares withheld for employee taxes	(87)	-
Net cash provided/(used by) financing activities	1,964	(180)
Effect of exchange rate changes on cash and cash equivalents	94	-
NET (DECREASE) IN CASH AND CASH EQUIVALENTS	(6,893)	(375)

Cash and cash equivalents, at beginning of period	9,351	9,726

CASH AND CASH EQUIVALENTS, AT END OF PERIOD	$2,458	$9,351

SUPPLEMENTAL INFORMATION
Cash paid during the period for interest	$125	$-
Cash paid during the period for income taxes	$68	$117

SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND FINANCING ACTIVITIES
Capital expenditures	$-	$(42)
Equipment lease payable	$-	$42

NET REVENUE AND GROSS PROFIT BY SEGMENT

(In thousands)

	Three months ended December 31 (unaudited)
	Revenue		% of Revenue		Change
	2017	2016	2017	2016	Amount	Pct.
Network solutions	$5,492	$5,002	45.6%	55.6%	$490	9.8%
Test and measurement	3,126	4,002	26.0%	44.4%	(876)	-21.9%
Embedded solutions	3,418	-	28.4%	-	3,418	-
Total net revenues	$12,036	$9,004	100.0%	100.0%	$3,032	33.7%

	Three months ended December 31 (unaudited)
	Gross Profit		Gross Profit %		Change
	2017	2016	2017	2016	Amount	Pct.
Network solutions	$2,440	$1,644	44.4%	32.9%	$796	48.4%
Test and measurement	1,522	1,636	48.7%	40.9%	(114)	-6.9%
Embedded solutions	1,509	-	44.1%	-	1,509	-
Total gross profit	$5,471	$3,280	45.5%	36.4%	$2,191	66.8%

	Twelve months ended December 31
	Revenue		% of Revenue		Change
	2017	2016	2017	2016	Amount	Pct.
Network solutions	$23,052	$20,199	50.0%	64.5%	$2,853	14.1%
Test and measurement	13,380	11,128	29.0%	35.5%	2,252	20.2%
Embedded solutions	9,646	-	21.0%	-	9,646	-
Total net revenues	$46,078	$31,327	100.0%	100.0%	$14,751	47.1%

	Twelve months ended December 31
	Gross Profit		Gross Profit %		Change
	2017	2016	2017	2016	Amount	Pct.
Network solutions	$9,063	$8,443	39.3%	41.8%	$620	7.3%
Test and measurement	5,855	4,719	43.8%	42.4%	1,136	24.1%
Embedded solutions	4,343	-	45.0%	-	4,343	-
Total gross profit	$19,261	$13,162	41.8%	42.0%	$6,099	46.3%

RECONCILIATION OF NET INCOME TO NON-GAAP EBITDA AND NON-GAAP ADJUSTED EBITDA

(In thousands)

	Three Months Ended		Twelve Months Ended
	December 31		December 31
	Unaudited
	2017	2016	2017	2016
GAAP Net loss	$(2,547)	$(1,159)	$(4,493)	($1,832)
Tax Provision/(Benefit)	2,740	60	1,247	(352)
Depreciation And Amortization Expense	402	173	1,747	636
Interest Expense	67	-	296	-
Non-GAAP EBITDA	662	(926)	(1,203)	(1,548)
Stock Compensation Expense	28	267	536	699
Mergers and Acquisitions Expenses	-	791	1,290	1,208
Integration Expenses	63	-	386	-
Insurance Settlement Gain	-	(410)	-	(410)
Inventory Impairment	-	-	1,930	-
Inventory Recovery	(10)	-	(25)	-
US GAAP Purchase Accounting	-	-	71	-
Gain on Change in Fair Value of Contingent Consideration	(253)	-	(253)	-
Restructuring Charges and other non-recurring costs	340	-	913	51
Non-GAAP Adjusted EBITDA	$830	$(278)	$3,645	$-